EXHIBIT 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), is dated September 13, 2017, between ASHFORD, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business at Dallas, Texas ASHFORD HOSPITALITY ADVISORS LLC, a limited partnership organized under the laws of the State of Delaware and having its principal place of business at Dallas, Texas (hereinafter, the “Company”), and MONTY J. BENNETT, an individual residing in Dallas, Texas (the “Executive”):
R E C I T A L S:

A.	Ashford, Inc., the Company and the Executive are parties to a certain Employment Agreement (as amended, the “Agreement”), dated as of November 12, 2014;

B.	The Company, at the direction of the Compensation Committee, desire to modify the Agreement as specifically set forth herein;

C.	The Executive has agreed to accept this Amendment pursuant to the terms and conditions set forth herein; and

D.	All terms with their initial letter capitalized as set forth in the Agreement shall have the same meaning herein as given such terms in the Agreement.
NOW, THEREFORE, Ashford Inc., the Company and the Executive, in consideration of the respective covenants set forth in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree that the Agreement is modified as set forth below:
1.MODIFICATION TO POSITIONS. The first sentence of Section 1(a) of the Agreement is deleted and hereby replaced with the following: “During the Term (defined below), the Executive shall be employed by the Company to serve as Chief Executive Officer of the Company, Ashford, Inc. and Ashford Investment Management, LLC, a Delaware limited liability company (hereinafter, “AIM”).
2.MODIFICATION OF BASE SALARY. Section 3 of the Agreement is hereby amended to provide that effective as of January 1, 2017, the Executive’s base salary shall be NINE HUNDFRED FIFTY THOUSAND DOLLARS ($950,000.00) per year.
3.MODIFICATION OF TARGETED INCENTIVE BONUS. Section 4(a) of the Agreement is hereby amended to provide that effective as of January 1, 2017, the targeted Incentive Bonus for the Term is 100% to 250% of Base Salary (as determined by the Compensation Committee).

4.    LIMITED MODIFICATION. Except as expressly modified above, the terms and conditions of the Agreement shall remain in full force and effect, and the Company and the Executive ratify and confirm to each other the enforceability thereof.
5.    MISCELLANEOUS.
5.1    Severability. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
5.2    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.
5.3    Entire Agreement. This Amendment (together with the Employment Agreement, as modified herein) contains the entire understanding of the parties, supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by the Executive and a duly authorized representative of the Company.
5.4    Governing Law. This Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Jurisdiction and venue shall be solely in the federal or state courts of Dallas County, Texas. This provision shall not be read as a waiver of any right to removal to federal court in Dallas County, Texas.
5.5    Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The headings of sections of this Amendment are for convenience of reference only and shall not affect its meaning or construction.
5.6    Consultation with Counsel. The Executive acknowledges that he has had a full and complete opportunity to consult with counsel or other advisers of his own choosing concerning the terms, enforceability and implications of this Amendment, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability and implications of this Amendment other than as are reflected in this Amendment.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.
THE COMPANY:
ASHFORD, INC.
By:/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer/General Counsel
Dated: September 13, 2017
ASHFORD HOSPITALITY ADVISORS LLC
By:/s/ David A. Brooks
Name: David A. Brooks
Title: Vice President
Dated: September 13, 2017

EXECUTIVE:
By:/s/ Monty J. Bennett
Monty J. Bennett
Dated: September 13, 2017